UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 1, 2017

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming

(State or other jurisdiction of incorporation)

333-198828	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

Harbour Centre, 18851 NE 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC 28211

(Former name or former address, if changed since last report)

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of our common stock we agreed to issue as disclosed in Item 5.02 of this Current Report were and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2017, Stuart Posner resigned from his position as a Director of Life Clips, Inc., a Wyoming corporation (the “Company”). The resignation was not the result of any disagreements with the Company.

On February 2, 2017, the Company named Huey Long as the Chief Executive Officer of the Company, and Mr. Long was also named as a Director of the Company to fill the seat on the Board of Directors (the “Board”) vacated by Mr. Posner.

Mr. Long, aged 48, received his Bachelor’s degree in from the University of Tennessee in 1995 where he majored in Psychology and Business and is a veteran of the United States Navy. He has spent over 25 years as an executive leader developing a global network with deep relationships at the world’s largest retailers and suppliers, and is known for his expertise in executive business management, merchandising, strategy, marketing and operations.

From May 2010 to August 2012, Mr. Long served as a Senior Vice President at Walmart Stores, Inc., a global retailer, where he was responsible for general merchandise operations and a General Merchandise Manager at Walmart’s Sam’s Club. From December 2012 to December 2013, Mr. Long was an Executive Vice President of Radioshack Corp., a retailer of electronics and related goods, where he was responsible for mobility merchandising, marketing, strategy and e-commerce operations. From May 2013 to December 2013, Mr. Long also served as a Director of Radioshack China. From April 2014 prior to joining the Company, Mr. Long was Chief Executive Officer of Panam.com, which is a company in the online travel business, and Memley Aviation Inc., which is in the aviation industry. None of these entities are a parent, subsidiary or affiliate of the Company, and Mr. Long does not currently serve on the Board, or any committees thereof, of any other publicly traded company. Mr. Long is not immediately related to any individual who has been employed by the Company or its affiliates as an executive officer or Director during the current or any of the past three years.

The Board believes that Mr. Long’s extensive experience in executive management and the other factors discussed below make Mr. Long uniquely suited and qualified to serve as a member of the Board and as the Company’s Chief Executive Officer. Specifically, Mr. Long Huey is known for his integrity, energy, passion for consumers, loyalty to associates, and relentless focus on results, and has extensive experience in building strong executive teams, with a laser focus on the customer. Mr. Long has significant experience in managing merchandising, operations, logistics and marketing complexities with incisive integration and analysis of information, and has a clear vision of emerging trends and of how value will be created now and in the future. Mr. Long’s financial acumen, while maintaining focus on overall financial outputs through key performance metrics, will be a material benefit to the Company and we grow our operations.

Mr. Long is active in numerous industry, trade and other groups, including the eCommerce On Line Marketing Experts Circle, Social Executive Council, Big Box Retail Professionals, Consumer Electronics Association, Consumer Electronics Independent Dealer Association, National Business Aviation Association, Aircraft Owners and Pilots Association and The Society of Experimental Test Pilots.

In connection with his engagement as the Chief Executive Officer of the Company, the Company entered into an Executive Employment Agreement with Mr. Long (the “Agreement”) on February 2, 2017. The Agreement is for a one year term, which automatically renews for successive additional one-year terms unless either Mr. Long or the Company notifies the other party that they do not wish the Agreement to so renew. The Agreement provides that Mr. Long will serve as the Company’s Chief Executive Officer and as a member of the Board.

Pursuant to the Agreement, the Company will pay Mr. Long a salary of $300,000 annually, payable on a monthly basis with the first payment due on February 7, 2017. In addition, the Company granted to Mr. Long, effective as of February 2, 2017, a total of 15,500,000 shares of the Company’s unregistered common stock, par value $0.001 per share (the “Common Stock”) via two stock grants, one for 15,000,000 shares of unregistered Common Stock and one for 500,000 shares of unregistered Common Stock. 3,750,000 shares of Common Stock in the first grant will vest on August 2, 2017 and 3,750,000 shares of Common Stock in the first grant will vest on February 2, 2018. The balance of 7,500,000 shares of Common Stock will thereafter vest pro rata over the following 12 months.

The 500,000 shares in the second grant will vest shall vest on the Company achieving positive cash flow and meeting such other goals as determined by the Board.

The Agreement also provides that Mr. Long will be granted (i) 500,000 additional shares of stock (provided that the Board may increase this number) on each anniversary of the commencement of the agreement, with such shares to vest 50% on the first anniversary of such grant and 50% to vest on the second anniversary of such grant and (ii) each, year, in the event that Mr. Long does not at that time own 10% of the number of shares of Common Stock outstanding (counting all prior stock grants as vested), a number of shares of Common Stock sufficient to bring Mr. Long up to such 10% ownership.

If Mr. Long’s engagement is terminated by the Company without “Cause,” or by Mr. Long for “Good Reason,” (in each case as defined below) then a portion of the stock grants described above equal to a pro rata portion of the grants based on the time from February 2, 2017 to the date of termination, and assuming a 24-month vesting period, shall be deemed vested, and all other amounts shall be forfeited. If Mr. Long’s engagement is terminated by the Company with “Cause” or by Mr. Long without “Good Reason,” then all unvested portions of the stock grants described above as of the date of termination shall be forfeited.

“Cause” is defined as (i) a material violation of any material written rule or policy of the Company, a copy of which has been provided to Mr. Long for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and which Mr. Ling fails to correct within 10 days after he receives written notice from the Board of such violation; (ii) misconduct by Mr. Long to the material and demonstrable detriment of the Company; (iii) Mr. Long’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (iv) Mr. Long’s continued and ongoing gross negligence in the performance of his duties and responsibilities to the Company as described in the Agreement; or (v) Mr. Long’s material failure to perform his duties and responsibilities to the Company as described in the Agreement (other than any such failure resulting from the Mr. Long’s incapacity due to physical or mental illness or any such failure subsequent to Mr. Long being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to Mr. Long of the specific nature of such material failure and Mr. Long failure to cure such material failure within 10 days following receipt of such notice.

“Good Reason” is defined as (i) a significant diminution by the Company of Mr. Long’s role with the Company or a significant detrimental change in the nature and/or scope of Mr. Long’s status with the Company (including a diminution in title); (i) a reduction in Mr. Long’s base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%; (iii) at any time following a Change of Control (as defined in the Agreement), a material diminution by the Company of compensation and benefits (taken as a whole) provided to Mr. Long as compared to immediately prior to a Change of Control; (iv) the relocation of Mr. Long’s principal executive office to a location more than 50 miles further from Mr. Long principal executive office immediately prior to such relocation; or (v) any other material breach by the Company of any of the terms and conditions of the Agreement which the Company fails to correct within 10 days after the Company receives written notice from Mr. Long of such violation.

The Agreement also provides that in the event that the Company does not complete certain financing transactions to the approval of the Company’s Board of Directors within 180 days of the Effective Date, Mr. Long’s compensation may be reviewed and may be adjusted by the Board until suitable financing transactions have been completed.

The Agreement provides Mr. Long with customary additional benefits, and contains customary provisions related to confidentiality of Company information and ownership of Company intellectual property.

The description of the Agreement as set forth above is qualified in its entirety by reference to the full Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1+	Executive Employment Agreement, dated as of February 2, 2017, by and between Life Clips, Inc. and Huey Long.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: February 7, 2017	/s/ Victoria Rudman
Victoria Rudman, Chief Financial Officer